Exhibit 99.1

Jiangbo Pharmaceuticals Appoints Interim CFO

Companies: Jiangbo Pharmaceuticals, Inc.

Press Release Source: Jiangbo Pharmaceuticals, Inc. On Monday May 16, 2011, 8:00 am EDT

LAIYANG, China, May 16, 2011 /PRNewswire-Asia-FirstCall/ -- Jiangbo Pharmaceuticals, Inc. (Nasdaq:JGBO - News) ("Jiangbo" or the "Company"), a pharmaceutical company with its principal operations in the People's Republic of China ("China"), today announced the appointment of Ms. Ziling Sun as the Company's Interim Chief Financial Officer effective May 12, 2011.

Ms. Ziling Sun, 48, joined Laiyang Jiangbo Pharmaceutical Company as Accountant in January 2010. Prior to joining Jiangbo, she worked as Financial Controller at Yantai Huaman Special Vehicle Co., Ltd. from October 2007 to October 2009 where she was responsible for overall financial accounting. From September 1997 to September 2007, Ms. Sun worked in the accounting department of Yantai Automotive Manufacturing Company. Ms. Sun received her associate degree in political science from Yantai Normal College in July 1997, received her Intermediate Accountant Certificate in 2006, and passed all required subjects of the Professional Stage of the National Uniform CPA Examination of P.R. China in 2011.

"We are pleased to promote Ms. Ziling Sun to be our Interim CFO. She has worked closely with our former CFO, Ms Elsa Sung, on Jiangbo's financial reporting and management during the past year and has gained significant experience with U.S. GAAP accounting. We look forward to her continued contribution to our Company while we seek a permanent replacement for the CFO position," commented Mr. Linxian Jin, CEO of Jiangbo. "For the permanent CFO role, we are actively seeking candidates who are fluent in English and who have extensive experience in the global capital markets, US GAAP accounting, and financial reporting."

About Jiangbo Pharmaceuticals, Inc.

Jiangbo is engaged in the research, development, production, marketing and sales of pharmaceutical products in China. The Company's operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong Province. Jiangbo produces both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. For additional information, please visit the Company's website (www.jiangbopharma.com).

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's appointment of Interim CFO. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers, product obsolescence, and risks to the Company's outlook for future operations. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Mr. Jin Linxian, CEO	Mr. Crocker Coulson, President
Phone: +86-535-728-2397	Phone: (646) 213-1915
E-mail:jinlinxian@jiangbo.com	E-mail: crocker.coulson@ccgir.com
http://www.jiangbopharma.com	http://www.ccgirasia.com